UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2025
________________________
Grindr Inc.
(Exact name of registrant as specified in its charter)
________________________
Commission file number 001-39714
________________________

Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)
(310) 776-6680
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.
On March 18, 2025, Grindr LLC (the “Company”), a wholly owned subsidiary of Grindr Inc. (“Grindr”), entered into an Amendment to Employment Agreement (the “Amendment”) to amend that certain Employment Agreement, dated April 27, 2022, by and between the Company and Chief Executive Officer George Arison (the “Arison Employment Agreement”).
Under the existing terms of the Arison Employment Agreement, if Mr. Arison’s employment is terminated by the Company without Cause, or if Mr. Arison terminates his employment for Good Reason (either case, an “Involuntary Termination”), he will be eligible to receive a lump-sum cash payment equal to two times the sum of (i) the amount of his base salary in effect as of the Involuntary Termination; plus (ii) his target bonus in effect as of the date of his existing employment agreement. Under the terms of the Amendment, if Mr. Arison is subject to an Involuntary Termination, he will also be entitled to (i) the acceleration and immediate vesting as of such Involuntary Termination of any outstanding time-vesting equity awards granted to Mr. Arison under Grindr’s Amended and Restated 2022 Equity Incentive Plan (the “Plan”) or otherwise that are scheduled to vest during the twelve months after such Involuntary Termination; and (ii) vesting of any outstanding performance-vesting equity awards granted to Mr. Arison under the Plan or otherwise, that are eligible to vest during the twelve months after such Involuntary Termination, based on actual performance through the end of the applicable performance period.
The Amendment also amends and restates the definitions of “Cause” and “Good Reason” in connection with a termination of employment.
As amended, “Cause” means any one or more of the following: (a) the plea of guilty or nolo contendere to, or conviction for, a felony offense by Mr. Arison, except (i) after indictment, the Company may suspend Mr. Arison from the rendition of services, but without limiting or modifying in any other way the Company’s obligations under the Arison Employment Agreement, and (ii) Mr. Arison’s employment shall be immediately reinstated if the indictment is dismissed or otherwise dropped and there is not otherwise grounds to terminate his employment for Cause; (b) a material breach by Mr. Arison of a fiduciary duty owed to the Company; (c) a material breach by Mr. Arison of certain covenants made by him in the Arison Employment Agreement or of his confidentiality agreement; or (d) a knowing and material violation by Mr. Arison of any material Company policy pertaining to ethics, wrongdoing or conflicts of interest, which policy had been provided to Mr. Arison in writing or otherwise made generally available prior to such violation. In the case of conduct described in clauses (b), (c), or (d) above, “Cause” shall only apply to conduct occurring after the initial effective date of the Arison Employment Agreement and, if such conduct is capable of being cured, Mr. Arison shall have a period of no less than twenty days after he is provided with written notice in which to cure, which notice must specifically identify the breach, violation, acts, or omissions that the Company believes constitutes Cause and the steps necessary to remedy the condition, if curable.
As amended, “Good Reason” means any of the following actions are taken by the Company without Mr. Arison’s prior written consent: (a) a material reduction in Mr. Arison’s base salary (unless pursuant to a salary reduction program applicable generally to the Company’s other C-level employees of no greater than 10% reduction); (b) a material diminution in Mr. Arison’s job duties, responsibilities, authorities or title or any action or inaction by the Company which results in a material diminution in Mr. Arison’s job duties, responsibilities, authorities or title, including him not being the Chief Executive Officer of the Company (or ultimate parent company of the entity succeeding to the Company’s business following a change in control), the appointment of a co-Chief Executive Officer of the Company, Mr. Arison becoming the chief executive officer of a division or subsidiary instead of the Chief Executive Officer of the Company, or Mr. Arison no longer reporting directly to the board of directors of the Company; (c) the assignment to Mr. Arison, without his consent, of any duties that cause a material diminution in his job duties, responsibilities, authorities, or title; (d) the Board’s requirement that Mr. Arison perform any unlawful act or take any other action in violation of any material Company policy pertaining to ethics, wrongdoing or conflicts of interest; (e) Grindr does not maintain a board of directors comprised of a majority of independent directors; (f) Grindr does not maintain a board of directors comprised of a majority of directors who are financially independent from any other affiliate (as defined under Rule 405 of the Securities Act of 1933, as amended) of Grindr; (g) the requirement that Mr. Arison regularly work from a primary physical work location other than his home office, provided that Mr. Arison is complying with any Company return to office or similar policy that generally applies to all employees; (h) the failure of Grindr’s board of directors to nominate Mr. Arison for election or reelection as a director of Grindr; (i) a material breach by the Company of the Arison Employment Agreement or of any equity award agreement between Mr. Arison and Grindr; or (j) Grindr’s failure to grant Mr. Arison any of the incentive awards contemplated by the Arison Employment Agreement. In order to resign for Good Reason, Mr. Arison must provide written notice to the disinterested members of Grindr’s board of directors within sixty days after the first occurrence of the event giving rise to Good Reason setting forth the basis for his resignation; allow the Company at least sixty days from receipt of such written notice to cure such event, if curable; and if such event is not reasonably cured within such period, he must resign not later than sixty days after the expiration of the cure period.
The Amendment also revises one of the performance-vesting criteria set forth in the Arison Employment Agreement upon which Mr. Arison will be eligible to receive certain equity awards upon achievement of certain market capitalization thresholds. The Arison Employment Agreement previously provided that in the event Grindr’s average market capitalization over any 90-day period exceeded $10 billion (the “Second CEO Threshold”), a fully vested RSU award would be granted with respect to a number of shares of Grindr’s common stock determined by dividing $30 million by the average volume-weighted trading price of a share of the Grindr’s common stock for the 90-trading day period preceding achievement of the Second CEO Threshold. The Amendment revised the Second CEO Threshold to $7.5 billion and established that the Second CEO Threshold must be met by October 19, 2027, unless extended by the Compensation Committee or the independent directors in their sole discretion prior to such date.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated March 18, 2025, by and between Grindr LLC and George Arison
104	Cover Page Interactive Data File, formatted in inline XBRL (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2025

GRINDR INC.

By:

/s/ Zachary Katz
Zachary Katz
General Counsel & Head of Global Affairs